Exhibit 10.2

AMENDMENT TO PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Amendment to Performance Stock Unit Award Agreement (this “Amendment”) is made and entered into effective the 22nd day of June, 2020 by and between Merit Medical Systems, Inc., a Utah corporation (the “Company”) and [Name], an employee of the Company (the “Participant”).

WHEREAS, effective February 26, 2020, the Company granted to the Participant an award of performance stock units under the Merit Medical Systems, Inc. 2018 Long-Term Incentive Plan (as amended from time to time, the “Plan”) pursuant to a form of Performance Stock Unit Award Agreement (the “Award Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan or Award Agreement, as applicable.

WHEREAS, under the Award Agreement, the applicable Total Target Number of Shares was 2,652 Shares, the applicable Performance Period was calendar year 2020, and the applicable FCF Metric Levels, FCF Metric Amounts and FCF Multiplier were as follows:

FCF Metric Level	FCF Metric Amount	FCF Multiplier
Maximum	$48,000,000	200%
Target	$40,000,000	100%
Threshold	$32,000,000	50%

WHEREAS, in light of the unprecedented, unforeseen adverse effect of the COVID-19 pandemic on the Company, the Committee has determined that it is in the best interest of the Company to adjust the applicable FCF Metric Levels, FCF Metric Amounts and FCF Multipliers under the Award Agreement, and the Participant is willing to agree to such changes.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which the undersigned parties hereby acknowledge, the Company and the Participant hereby amend the Award Agreement and further agree as follows:

1.The schedule of FCF Metric Levels, FCF Metric Amounts and FCF Multipliers set forth in Section 2 of the Award Agreement is amended to read as follows:

FCF Metric Level	FCF Metric Amount	FCF Multiplier
Maximum	Not Applicable	100%
Target	$35,000,000	100%
Threshold	$27,000,000	50%

2.For clarity, any provision of the original Award Agreement to the contrary notwithstanding, the applicable FCF Multiplier shall not exceed 100% and the maximum number of Shares the Participant may receive under the Award Agreement is 125% of the Total Target Number of Shares (which maximum will be issuable only if the Company attains at least the Target FCF Metric level and the 1st Quartile level of rTSR Metric performance for the Performance Period).

3.Except as set forth above, the Award Agreement is confirmed and ratified in all respects.

IN WITNESS WHEREOF, the Company and the Participant have entered into this Amendment effective as of the date first above written.

THE COMPANY:
MERIT MEDICAL SYSTEMS, INC.
/s/ Fred P. Lampropoulos
By: Fred P. Lampropoulos
Title: Chief Executive Officer

THE PARTICIPANT:
/s/ [Name]
Name: [Name]